UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

On September 17, 2025, Ryman Hospitality Properties, Inc. (the “Company”) (EIN 73-0664379) declared a cash dividend of $1.15 per common share, to be paid on October 15, 2025, to stockholders of record as of the close of business on September 30, 2025. Also on September 17, 2025, one of the Company’s subsidiaries, RHP Hotel Properties, LP (“Hotel Properties”) (EIN 46-1000882), declared that holders of partnership units (“OP Units”) in Hotel Properties will receive a corresponding cash distribution of $1.15 per OP Unit to be paid on October 15, 2025, to holders of record as of the close of business on September 30, 2025. Each of the foregoing dividends is being treated as a dividend described under 29 CFR § 4043.31(a) with respect to the Company’s frozen defined benefit pension plan, the Retirement Plan for Employees of Ryman Hospitality Properties, Inc. (EIN/PN 73-0664379/001) (the “Plan”). The recipients of the dividends described in this Form 8-K filing are not members of the Plan’s controlled group.

The Company has previously paid cash dividends in fiscal year 2025 in the following amounts: $1.15 per common share on January 15, 2025, to stockholders of record as of December 31, 2024; $1.15 per common share on April 15, 2025, to stockholders of record as of March 31, 2025; and $1.15 per common share on July 15, 2025, to stockholders of record as of June 30, 2025. Hotel Properties has previously paid cash distributions in fiscal year 2025 in the following amounts: $1.15 per OP Unit on January 15, 2025, to OP Unit holders as of December 31, 2024; $1.15 per OP Unit on April 15, 2025, to OP Unit holders as of March 31, 2025; and $1.15 per OP Unit on July 15, 2025, to OP Unit holders as of June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: September 17, 2025	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary